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                                  EXHIBIT (10t)

                        SERVERANCE TERMINATION AGREEMENT

      THIS SERVERANCE TERMINATION AGREEMENT (this "Agreement") effective as of February 29, 2004 (the "Effective Date"), by and between UNIFI, INC., a New York corporation (hereinafter referred to as "Unifi" or the "Company"), and STEWART
Q. LITTLE (hereinafter referred to as "Employee");

                                   WITNESSETH:

      WHEREAS, Unifi and Employee entered into that certain Severance Agreement effective April 30, 2003 (the "Severance Agreement"), the terms of which are incorporated herein by reference; and

      WHEREAS, the Severance Agreement provides that the Company will pay Employee certain Monthly Payments through and including October 2004, and that Employee is entitled to certain other benefits from the Company during the term of the Severance Agreement; and

      WHEREAS, Section 10 of the Severance Agreement prohibits Employee from seeking employment with Competitors of the Company until after April 30, 2005; and

      WHEREAS, Employee has an employment opportunity with a Competitor of the Company, which position Employee desires to accept; and

      WHEREAS, Employee has asked the Company to terminate his Severance Agreement and allow him to accept said position of employment with a Competitor of the Company and the Company is agreeable to terminate Employee's Severance Agreement; and

      WHEREAS, the parties desire to terminate the Severance Agreement and release each other from their respective obligations under the Severance Agreement on the terms and conditions set forth below.

      NOW, THEREFORE, for and in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    CAPITALIZED TERMS.

      All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Severance Agreement.

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      2.    TERMINATION.

      The Severance Agreement is hereby terminated effective February 29, 2004 ("Termination Date"). To and through the Termination Date, both parties shall duly perform and fully comply with all terms and conditions of the Severance Agreement. After the Effective Date Unifi shall not be required to pay or provide any of the benefits to Employee set forth in the Severance Agreement, including paying the Monthly Payments.

      3.    MUTUAL RELEASE.

      This Agreement is intended to and the mutual release which follows shall fully and finally settle any and all demands, charges, claims, accounts, or causes of action of any nature including, without limitation, known or unknown claims and causes of action that arise out of or in connection with the Severance Agreement. The following release shall be effective as of the Termination Date without further action of the parties: the Company and Employee do hereby release and discharge each other from their respective obligations arising from or connected with the provisions of the Severance Agreement, excepting such rights and obligations as may be created or reserved by this Agreement and further excepting the obligations, if any, of the Company and Employee contained in the Severance Agreement to not disclose Confidential Information (Section 9) and to hold the other harmless against any and all claims (Section 12). The release of liability contained herein shall not preclude a party from exercising any discovery rights it may have against the other party in connection with any civil litigation or arbitration proceedings involving a third party.

      4.    REPRESENTATIONS AND WARRANTIES.

            a. Each party represents and warrants to the other that it has not made any claim, demand, obligation, liability, or cause of action arising from the Severance Agreement.

            b. Each party, and each and every individual person signing below on behalf of a party, represents and warrants that he or she is an officer, partner or duly authorized agent of the entity for which he or she is signing, and is duly authorized to enter into this Agreement.

      5.    MISCELLANEOUS.

            a. The parties have read this Agreement and the release contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

            b. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their successors.

            c. This Agreement shall be interpreted and construed under the laws of North Carolina.

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            d.    This Agreement contains the entire agreement of the Parties and supersedes all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement may not be changed or altered, except by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

            e. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall be necessary to exhibit only one such counterpart.

            f. Employee hereby agrees that he will execute from time to time after the Effective Date any and all such documents, agreements, instruments, certifications, consents, statements, waivers, and/or releases as Unifi shall request as is necessary to implement and institute the intents and purposes of this Agreement.

            g. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered or certified mail, postage prepaid, or telecopier to:

                  EMPLOYEE
                  Stewart Q. Little
                  1833 B-8 Banking St
                  Greensboro, NC

         and to:
                  UNIFI
                  Attn: Charles F. McCoy
                  7201 W. Friendly Avenue (27410)
                  P.O. Box 19109
                  Greensboro, NC  27419-9109
                  Fax: (336) 856-4364

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      IN WITNESS WHEREOF, Unifi and Employee have duly executed this Agreement as of the day and year first above written.

EMPLOYEE:

                                        /S/ STEWART Q. LITTLE
                                            ------------------------------(Seal)
                                            STEWART Q. LITTLE

                                            UNIFI, INC.

                                            BY: /S/ CHARLES F. MCCOY
                                                    ---------------------------
                                                    CHARLES F. MCCOY
                                                    Vice President

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